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                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT

         The parties to this Agreement are Security Dynamics Technologies, Inc. (the "Company"), having a principal business address at 36 Crosby Drive, Bedford, Massachusetts 01730, and Demetrios James Bidzos (the "Consultant"), having an address at 361 Ridgewood Ave., Mill Valley, CA 94941.

         The Company desires that the Consultant be available to the Company for consultation and advice.

         It is therefore agreed as follows:

         1.       SERVICES.

         (a) The Consultant shall act as a consultant to the Company for an initial period commencing on February 19, 1999 and terminating on February 16, 2001, unless terminated by the Company or by the Consultant on at least ninety
(90) days written notice. During the term of the consultation, the Consultant shall be deemed an independent contractor and not an employee of the Company.

         (b) The Consultant shall perform the services described in EXHIBIT A attached to this Agreement (the "Services"). The Services shall be performed at such times and places as the Company reasonably requests.

         2. COMPENSATION. As full consideration for Consultant's performance of the Services, the Consultant shall be entitled to compensation at the rate of Ten Thousand Dollars ($10,000) per month, plus an amount equal to the Consultant's monthly medical insurance premium during the term of this Agreement, payable in accordance with the Company's regular policy. The Company will not withhold any taxes from amounts paid to Consultant hereunder, and Consultant remains solely liable to pay any taxes due to any taxing authority. In addition, the Company will pay expenses incurred by Consultant in connection with the performance of the Services upon presentation by Consultant of appropriate documentation covering those expenses.

         3. FULL BENEFIT OF SERVICES. It is the intent of the Company to obtain from the Consultant, and the intent of the Consultant to deliver to the Company, the full benefit of the Consultant's Services. Therefore, to protect and secure to the Company its competitive market position, goodwill, know-how, trade secrets and customer relationships, the Consultant agrees as follows:


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         (a)      The Consultant hereby assigns, transfers and grants to the
Company all rights and interests in and to any and all materials, developments, know-how, trade secrets, customer relationships, and other information which may be made, developed, conceived or discovered by or disclosed to the Consultant in the course of performing the Services. The Consultant shall assist the Company in all respects in obtaining, maintaining and securing any patent, copyright and/or other statutory or non-statutory protection which may be obtained for the foregoing as the Company may request and hereby assigns to the Company all rights and interests in and to any such patents, copyrights and other protection.

         (b) The physical embodiment of the Consultant's Services, including, without limitation, any writings, reports, programs, devices and drawings, shall at all times be the sole property of the Company. The Consultant shall deliver the originals and all copies of the same to the Company upon the termination of this Agreement. Upon such return, any computer entries, database entries or other recordations of the physical embodiment of the Consultant's Services which are not capable of being delivered to the Company shall be destroyed; and Consultant shall certify to the Company that Consultant has retained no such copies.

         4.       CONFIDENTIALITY.

         (a) The Consultant shall not, either during the consultancy or at any time thereafter, use or disclose to anyone (except as authorized in the regular course of the Company's business) any of the Company's Confidential Information (as described below), except that this prohibition shall not apply to any of the Company's Confidential Information which (i) was in Consultant's possession or was known to Consultant prior to receipt from the Company, as evidenced by written documentation, (ii) is or becomes public knowledge without Consultant's fault, or (iii) is or becomes lawfully available to Consultant from a source other than the Company.

         (b) As used in this agreement the term "Confidential Information" includes, but is not limited to: (i) the Company's proprietary software products and algorithms, (ii) the Company's business methods and practices, (iii) the names of the Company's customers and the nature of the Company's relationship with them, (iv) confidential, proprietary or trade secret information submitted by the Company's suppliers or coventurers to the Company for study, evaluation or use and (v) other information relating to the Company that is not generally known to the public (including information about the Company's personnel, products, services, or future business plans).

         5. INJUNCTIVE RELIEF. The Consultant acknowledges that any remedy at law for breach of Consultant's covenants under Section 3 and 4 above will be inadequate and, accordingly, in the event of any breach or threatened breach by the


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Consultant of the provisions of Sections 3 or 4, the Company shall be entitled, in addition to all other remedies, to injunctive relief restraining any such breach, without any bond or other security being required.

         6. NO ASSIGNMENT. The parties acknowledge that this Agreement contemplates the personal services of the Consultant and, accordingly, neither this Agreement nor any obligation of the Consultant may be assigned, transferred or otherwise delegated by the Consultant without the prior written consent of the Company.

         7.       MISCELLANEOUS.

         (a) Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth above (or at such other address as a party may specify by notice to the other). A copy of any notice to the Company should also be sent to the Company's legal department at the same address.

         (b) This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangement between the parties with respect to its subject matter, supersedes all previous agreements and understanding with respect to those matters, and cannot be changed or terminated except by an agreement in writing signed by the parties.

         (c) This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts applicable to agreements made and to be performed in Massachusetts.

         (d) The failure of a party to insist upon strict adherence to any term of the Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         The parties have executed this Agreement as an agreement under seal as of the date set forth below.


SECURITY DYNAMICS TECHNOLOGIES, INC.

By: /s/ Arthur W. Coviello, Jr.              /s/ D. James Bidzos
    -------------------------------          -----------------------------------
Title: President                             D. James Bidzos
       ----------------------------


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                                    EXHIBIT A


SERVICES:

Consultant will serve as Vice Chairman of the Company's Board of Directors. In such capacity, Consultant will assist the Company in matters relating to business and product strategy, corporate development matters, and the RSA conference.